Exhibit 99.1

Yum China Reports Fourth Quarter 2025 Results

Fourth Quarter Same‑Store Sales Increased 3%, System Sales Grew 7% and Operating Profit Up 25%

Full Year Operating Profit Rose 11%; Diluted EPS Up 8%, or 14% Excluding Mark-to-Market and F/X Impact

Increase Dividend by 21% and On Track to Return $1.5 billion to Shareholders in 2026

Shanghai, China (February 4, 2026) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter Highlights

•
Total system sales grew 7% year over year (“YoY”), excluding foreign currency translation (“F/X”).
•
Same-store sales grew 3% YoY, the third consecutive quarter of growth. Same-store transactions grew 4% YoY, the 12th consecutive quarter of growth.
•
Total revenues increased 9% YoY to $2.8 billion, or a 7% increase excluding F/X.
•
Opened a fourth-quarter record of 587 net new stores, of which 36% were opened by franchisees.
•
Operating profit grew 25% YoY to $187 million. Core operating profit grew 23% YoY.
•
OP margin was 6.6%, an increase of 80 basis points YoY.
•
Restaurant margin was 13.0%, an increase of 70 basis points YoY, driven primarily by improvements in Food and Paper and Occupancy and Other Operating expenses ratios.
•
Diluted EPS increased 33% YoY to $0.40, or up 29% excluding F/X, and up 21% further excluding the impact1 of the mark-to-market equity investments.
•
Delivery sales grew 34% YoY. Delivery contributed approximately 53% of total Company sales, up from 42% in the same quarter last year.

Full Year Highlights

•
Total system sales grew 4% YoY, excluding F/X.
•
Same-store sales grew 1% YoY.
•
Total revenues increased 4% YoY to $11.8 billion, also a 4% increase excluding F/X.
•
Opened 1,706 net new stores, of which 31% were opened by franchisees. Total store count reached 18,101 as of December 31, 2025.
•
Operating profit grew 11% YoY to $1.3 billion. Core operating profit also grew 11% YoY.
•
OP margin was 10.9%, up 60 basis points YoY.
•
Restaurant margin was 16.3%, an increase of 60 basis points YoY, driven primarily by improvements in Food and Paper and Occupancy and Other Operating expenses ratios.
•
Diluted EPS increased 8% YoY to $2.51, also up 8% excluding F/X, and up 14% further excluding the impact2 of the mark-to-market equity investments.
•
Returned $1.5 billion to shareholders in 2025 through $353 million in cash dividends and $1.14 billion in share repurchases.
•
Delivery sales grew 25% YoY. Delivery contributed approximately 48% of total Company sales, up from 39% last year.
•
Total membership of KFC and Pizza Hut exceeded 590 million, up 13% YoY. Active Members, defined as those who transacted in the past 12 months, of KFC or Pizza Hut, exceeded 265 million, representing a 13% YoY increase.

1 Refers to a 1 cent favorable F/X impact, a lower mark-to-market loss of 0.1 cent in the fourth quarter of 2025, compared with a loss of 2 cents in the fourth quarter of 2024.

2 Refers to an unfavorable impact from a mark-to-market loss of 6 cents in full year 2025 and a mark-to-market gain of 8 cents in full year 2024, and minimal F/X impact.

CEO Comments

Joey Wat, CEO of Yum China, commented, “Our fourth quarter performance capped off 2025 on a high note. Thanks to our team’s hard work, we delivered same-store sales growth for three consecutive quarters and same-store transactions growth for twelve consecutive quarters. System sales growth sequentially improved to 7%, and operating profit increased 25% year-over-year in the fourth quarter. KFC has unlocked new consumption occasions through its KCOFFEE cafe and KPRO side-by-side modules. Pizza Hut has enhanced its value-for-money proposition and developed the WOW model to expand into previously untapped locations, especially in lower-tier cities.”

Wat concluded, “Looking ahead, we are on track to reach over 20,000 stores in 2026 and are targeting more than 30,000 stores by 2030 with an equity-and-franchise hybrid model. We are also broadening our addressable market through front-end segmentation and back-end consolidation. As discussed at our Investor Day, we remain committed to executing our RGM 3.0 strategy, with a dual focus on innovation and operational efficiency.”

Key Financial Results

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
System Sales Growth (3) (%)	7	4	NM	NM	4	5	NM	NM
Same-Store Sales Growth (3) (%)	3	(1)	NM	NM	1	(3)	NM	NM
Operating Profit ($mn)	187	151	+25	+23	1,290	1,162	+11	+11
Adjusted Operating Profit (4) ($mn)	187	151	+25	+23	1,290	1,162	+11	+11
Core Operating Profit (4) (5) ($mn)	185	151	NM	+23	1,292	1,162	NM	+11
OP Margin (6) (%)	6.6	5.8	+0.8	+0.8	10.9	10.3	+0.6	+0.7
Core OP Margin (4) (7) (%)	6.6	5.8	NM	+0.8	11.0	10.3	NM	+0.7
Net Income ($mn)	140	115	+24	+22	929	911	+2	+2
Adjusted Net Income (4) ($mn)	140	115	+24	+22	929	911	+2	+2
Diluted Earnings Per Common Share ($)	0.40	0.30	+33	+29	2.51	2.33	+8	+8
Adjusted Diluted Earnings Per Common Share (4) ($)	0.40	0.30	+33	+29	2.51	2.33	+8	+8

3 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

4 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

5 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at average exchange rates of the prior year period.

6 OP margin refers to operating profit as a percentage of total revenues.

7 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return $1.5 billion each year from 2024 to 2026, which is annually around 8% of our market capitalization as of February 3, 2026.
•
In 2025, the Company returned $1.5 billion for the full year and $539 million in the fourth quarter. For the full year, Yum China repurchased 24.7 million shares of common stock, which is equivalent to approximately 7% of its outstanding shares as of December 31, 2024.
•
In 2026, the Company plans to return $1.5 billion in capital to shareholders.
o
Yum China’s board of directors (the "Board") declared a 21% increase in the cash dividend, raising it to $0.29 per share on Yum China’s common stock, payable on March 25, 2026, to shareholders of record as of the close of business on March 4, 2026.
o
The Company has entered into share repurchase agreements in the U.S. and Hong Kong for an aggregate repurchase amount of approximately US$460 million through open market transactions for the first half of 2026. The share repurchase agreements include approximately US$350 million under Rule 10b5-1 of the U.S. Securities Exchange Act of 1934 in the U.S. and approximately HK$880 million for a similar program in Hong Kong.
•
Starting in 2027, the Company plans to return approximately 100% of annual free cash flow after subsidiaries' dividend payments to non-controlling interests. This is anticipated to translate into an average annual return of approximately $900 million to over $1 billion in 2027 and 2028, and to exceed $1 billion in 2028.

KFC

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	12,997	11,648	+12	NM	12,997	11,648	+12	NM
System Sales Growth (%)	8	5	NM	NM	5	6	NM	NM
Same-Store Sales Growth (%)	3	(1)	NM	NM	1	(2)	NM	NM
Total Revenues ($mn)	2,125	1,954	+9	+7	8,871	8,509	+4	+4
Operating Profit ($mn)	223	192	+16	+14	1,285	1,192	+8	+8
Core Operating Profit ($mn)	220	192	NM	+14	1,285	1,192	NM	+8
OP Margin (%)	10.5	9.9	+0.6	+0.6	14.5	14.0	+0.5	+0.5
Restaurant Margin (%)	14.0	13.3	+0.7	+0.7	17.4	16.9	+0.5	+0.5

Fourth Quarter:

•
System sales for KFC grew 8% YoY. Same-store sales increased 3% YoY, and same-store transactions grew 3% YoY. Ticket average was flat YoY, as growth in smaller orders was offset by increased delivery mix, which carries a relatively higher ticket average.
•
Delivery sales grew 34% YoY, contributing approximately 53% of KFC’s Company sales, up from 42% in the same quarter last year.
•
Operating profit increased 16% YoY to $223 million. Core operating profit increased 14% YoY.
•
OP margin was 10.5%, an increase of 60 basis points YoY.
•
Restaurant margin was 14.0%, expanding 70 basis points YoY, primarily due to streamlined operations and favorable commodity prices, partially offset by the impact of increased rider cost due to the higher delivery mix and wage inflation in low single digits.

Full Year:

•
System sales for KFC grew 5% YoY. Same-store sales grew 1% YoY.
•
Delivery sales grew 26% YoY, contributing approximately 48% of KFC’s Company sales.
•
KFC opened 1,349 net new stores in 2025, with 504 net new stores opened by franchisees, accounting for 37%. Total store count reached 12,997 stores at year-end 2025, of which 15% are operated by franchisees.
•
Operating profit was $1.3 billion, up 8% YoY. Core operating profit also increased 8% YoY.
•
OP margin was 14.5%, an increase of 50 basis points YoY.
•
Restaurant margin was 17.4%, expanding 50 basis points YoY, primarily due to favorable commodity prices and streamlined operations, partially offset by the impact of increased rider cost due to the higher delivery mix and value-for-money offerings.

Pizza Hut

	Fourth Quarter				Full Year
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	4,168	3,724	+12	NM	4,168	3,724	+12	NM
System Sales Growth (%)	6	3	NM	NM	4	2	NM	NM
Same-Store Sales Growth (%)	1	(2)	NM	NM	1	(5)	NM	NM
Total Revenues ($mn)	540	510	+6	+4	2,324	2,260	+3	+3
Operating Profit ($mn)	20	14	+52	+51	183	153	+19	+20
Core Operating Profit ($mn)	20	14	NM	+51	184	153	NM	+20
OP Margin (%)	3.7	2.6	+1.1	+1.1	7.9	6.8	+1.1	+1.1
Restaurant Margin (%)	9.9	9.3	+0.6	+0.6	12.8	12.0	+0.8	+0.8

Fourth Quarter:

•
System sales for Pizza Hut grew 6% YoY. Same-store sales increased 1% YoY. Same-store transactions grew 13% YoY, the 12th consecutive quarter of growth. Ticket average was 11% lower YoY, consistent with our mass-market strategy and driven mainly by better value-for-money.
•
Delivery sales grew 33% YoY, contributing approximately 54% of Pizza Hut’s Company sales, up from 42% in the same quarter last year.
•
Operating profit grew 52% YoY to $20 million, a fourth-quarter record high. Core operating profit increased 51% YoY.
•
OP margin was 3.7%, an increase of 110 basis points YoY.
•
Restaurant margin was 9.9%, expanding 60 basis points YoY, primarily due to streamlined operations and automation, favorable commodity prices, partially offset by the impact of increased cost associated with higher delivery sales mix and value-for-money offerings.

Full Year:

•
System sales for Pizza Hut grew 4% YoY. Same-store sales grew 1% YoY.
•
Delivery sales grew 22% YoY, contributing approximately 47% of Pizza Hut’s Company sales.
•
Pizza Hut opened a record 444 net new stores in 2025, with 139 net new stores opened by franchisees, accounting for 31%. Total store count reached 4,168 stores at year-end 2025, of which 8% are operated by franchisees.
•
Operating profit was $183 million, up 19% YoY. Core operating profit increased 20% YoY.
•
OP margin was 7.9%, an increase of 110 basis points YoY, and a record level since the Company’s listing in 2016.
•
Restaurant margin was 12.8%, expanding 80 basis points YoY, primarily due to favorable commodity prices, streamlined operations and automation, partially offset by the impact of value-for-money offerings and increased cost associated with higher delivery sales mix.

2026 Outlook

The Company targets:

•
Total stores of over 20,000, or more than 1,900 net new stores.
•
40-50% franchise mix of net new stores for both KFC and Pizza Hut.
•
Capital expenditures of approximately $600 million to $700 million.
•
$1.5 billion capital return to shareholders.

Other Updates

•
Yum China has been named a Top Employer in China by the Top Employers Institute for the eighth consecutive year and ranked first in the restaurant industry for the fifth year in a row. These recognitions highlight the Company’s unwavering commitment to fostering an outstanding workplace and employee experience.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Wednesday, February 4, 2026 (8:00 p.m. Beijing/Hong Kong Time on Wednesday, February 4, 2026).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/yzqfdybh.

To join by phone, please register in advance through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BI94a8d7c07e5f45f2823c62b0f012cf5f

A replay of the webcast will be available two hours after the event and will remain accessible until February 3, 2027. Earnings release accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements under the section titled “2026 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, net new stores, franchise mix of net new stores, capital expenditures, capital returns, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns, anticipated effects of population and macroeconomic trends, execution of the Company’s RGM 3.0 strategy, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China and the U.S., and those set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 18,000 restaurants under six brands across over 2,500 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 3824 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2025	12/31/2024	B/(W)		12/31/2025	12/31/2024	B/(W)
Revenues
Company sales	$2,627	$2,434	8		$11,039	$10,651	4
Franchise fees and income	25	22	13		104	94	10
Revenues from transactions with franchisees	126	101	23		502	420	20
Other revenues	45	38	18		152	138	9
Total revenues	2,823	2,595	9		11,797	11,303	4
Costs and Expenses, Net
Company restaurants
Food and paper	832	776	(7)		3,455	3,387	(2)
Payroll and employee benefits	771	685	(13)		2,987	2,787	(7)
Occupancy and other operating expenses	682	672	(1)		2,794	2,798	—
Company restaurant expenses	2,285	2,133	(7)		9,236	8,972	(3)
General and administrative expenses	169	156	(8)		581	568	(2)
Franchise expenses	9	8	(11)		41	37	(12)
Expenses for transactions with franchisees	120	98	(23)		481	404	(19)
Other operating costs and expenses	38	32	(16)		132	122	(7)
Closures and impairment expenses, net	15	17	14		37	39	8
Other income, net	—	—	10		(1)	(1)	488
Total costs and expenses, net	2,636	2,444	(8)		10,507	10,141	(4)
Operating Profit	187	151	25		1,290	1,162	11
Interest income, net	18	29	(38)		92	129	(29)
Investment gain (loss)	1	(10)	NM		(24)	40	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	206	170	22		1,358	1,331	2
Income tax provision	(56)	(47)	(20)		(369)	(356)	(4)
Equity in net earnings (losses) from equity method investments	3	3	11		15	5	198
Net income – including noncontrolling interests	153	126	23		1,004	980	2
Net income – noncontrolling interests	13	11	(16)		75	69	(7)
Net Income – Yum China Holdings, Inc.	$140	$115	24		$929	$911	2
Effective tax rate	27.0%	27.6%	0.6	ppts.	27.2%	26.7%	(0.5)	ppts.

Basic Earnings Per Common Share	$0.40	$0.30			$2.52	$2.34
Weighted-average shares outstanding (in millions)	359	379			369	388

Diluted Earnings Per Common Share	$0.40	$0.30			$2.51	$2.33
Weighted-average shares outstanding (in millions)	361	382			371	390

OP margin	6.6%	5.8%	0.8	ppts.	10.9%	10.3%	0.6	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.6	31.9	0.3	ppts.	31.3	31.8	0.5	ppts.
Payroll and employee benefits	29.4	28.2	(1.2)	ppts.	27.1	26.2	(0.9)	ppts.
Occupancy and other operating expenses	26.0	27.6	1.6	ppts.	25.3	26.3	1.0	ppts.
Restaurant margin	13.0%	12.3%	0.7	ppts.	16.3%	15.7%	0.6	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2025	12/31/2024	B/(W)		12/31/2025	12/31/2024	B/(W)
Revenues
Company sales	$2,087	$1,923	9		$8,717	$8,375	4
Franchise fees and income	19	16	19		81	69	16
Revenues from transactions with franchisees	18	14	22		69	55	25
Other revenues	1	1	12		4	10	(62)
Total revenues	2,125	1,954	9		8,871	8,509	4
Costs and Expenses, Net
Company restaurants
Food and paper	649	612	(6)		2,690	2,645	(2)
Payroll and employee benefits	612	533	(15)		2,338	2,146	(9)
Occupancy and other operating expenses	534	523	(2)		2,175	2,170	—
Company restaurant expenses	1,795	1,668	(8)		7,203	6,961	(3)
General and administrative expenses	74	65	(13)		260	248	(5)
Franchise expenses	8	7	(10)		36	32	(11)
Expenses for transactions with franchisees	14	13	(8)		58	49	(21)
Other operating costs and expenses	—	1	NM		3	8	69
Closures and impairment expenses, net	11	8	(35)		26	19	(27)
Total costs and expenses, net	1,902	1,762	(8)		7,586	7,317	(4)
Operating Profit	$223	$192	16		$1,285	$1,192	8
OP margin	10.5%	9.9%	0.6	ppts.	14.5%	14.0%	0.5	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.1	31.8	0.7	ppts.	30.9	31.6	0.7	ppts.
Payroll and employee benefits	29.3	27.7	(1.6)	ppts.	26.8	25.6	(1.2)	ppts.
Occupancy and other operating expenses	25.6	27.2	1.6	ppts.	24.9	25.9	1.0	ppts.
Restaurant margin	14.0%	13.3%	0.7	ppts.	17.4%	16.9%	0.5	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/31/2025	12/31/2024	B/(W)		12/31/2025	12/31/2024	B/(W)
Revenues
Company sales	$529	$500	6		$2,282	$2,223	3
Franchise fees and income	3	2	34		10	8	26
Revenues from transactions with franchisees	2	1	50		7	5	50
Other revenues	6	7	(18)		25	24	2
Total revenues	540	510	6		2,324	2,260	3
Costs and Expenses, Net
Company restaurants
Food and paper	179	160	(11)		752	727	(3)
Payroll and employee benefits	157	149	(5)		640	628	(2)
Occupancy and other operating expenses	142	143	1		598	600	—
Company restaurant expenses	478	452	(5)		1,990	1,955	(2)
General and administrative expenses	31	30	(5)		110	110	(1)
Franchise expenses	1	1	(29)		4	4	(19)
Expenses for transactions with franchisees	1	1	(37)		6	4	(35)
Other operating costs and expenses	6	6	7		23	22	(3)
Closures and impairment expenses, net	3	6	49		8	12	32
Total costs and expenses, net	520	496	(5)		2,141	2,107	(2)
Operating Profit	$20	$14	52		$183	$153	19
OP margin	3.7%	2.6%	1.1	ppts.	7.9%	6.8%	1.1	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	33.8	32.2	(1.6)	ppts.	32.9	32.7	(0.2)	ppts.
Payroll and employee benefits	29.6	29.8	0.2	ppts.	28.0	28.2	0.2	ppts.
Occupancy and other operating expenses	26.7	28.7	2.0	ppts.	26.3	27.1	0.8	ppts.
Restaurant margin	9.9%	9.3%	0.6	ppts.	12.8%	12.0%	0.8	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	12/31/2025	12/31/2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$506	$723
Short-term investments	878	1,121
Accounts receivable, net	95	79
Inventories, net	438	405
Prepaid expenses and other current assets	440	366
Total Current Assets	2,357	2,694
Property, plant and equipment, net	2,543	2,407
Operating lease right-of-use assets	2,189	2,146
Goodwill	1,963	1,880
Intangible assets, net	148	144
Long-term bank deposits and notes	678	1,088
Equity investments	387	368
Deferred income tax assets	156	138
Other assets	362	256
Total Assets	10,783	11,121

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,127	2,080
Short-term borrowings	30	127
Income taxes payable	89	76
Total Current Liabilities	2,246	2,283
Non-current operating lease liabilities	1,823	1,816
Non-current finance lease liabilities	51	49
Deferred income tax liabilities	406	389
Other liabilities	158	157
Total Liabilities	4,684	4,694

Redeemable Noncontrolling Interest	—	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 355 million shares and 379 million shares issued at December 31, 2025 and 2024, respectively; 354 million shares and 378 million shares outstanding at December 31, 2025 and 2024, respectively.	4	4
Treasury stock	(28)	(52)
Additional paid-in capital	3,796	4,028
Retained earnings	1,764	2,089
Accumulated other comprehensive loss	(157)	(341)
Total Yum China Holdings, Inc. Stockholders' Equity	5,379	5,728
Noncontrolling interests	720	686
Total Equity	6,099	6,414
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$10,783	$11,121

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year Ended
	12/31/2025	12/31/2024
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$1,004	$980
Depreciation and amortization	448	476
Non-cash operating lease cost	401	408
Closures and impairment expenses	37	39
Investment loss (gain)	24	(40)
Equity in net (earnings) losses from equity method investments	(15)	(5)
Distributions of income received from equity method investments	16	11
Deferred income taxes	(14)	(7)
Share-based compensation expense	42	41
Changes in accounts receivable	(11)	(9)
Changes in inventories	(14)	8
Changes in prepaid expenses, other current assets and value-added tax assets	(51)	(27)
Changes in accounts payable and other current liabilities	(33)	(3)
Changes in income taxes payable	9	(12)
Changes in non-current operating lease liabilities	(411)	(411)
Other, net	34	(30)
Net Cash Provided by Operating Activities	1,466	1,419
Cash Flows – Investing Activities
Capital spending	(626)	(705)
Purchases of short-term investments, long-term bank deposits and notes	(7,583)	(4,728)
Maturities of short-term investments, long-term bank deposits and notes	8,216	5,251
Acquisition of equity investment	(14)	—
Other, net	2	4
Net Cash Used in Investing Activities	(5)	(178)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	29	307
Repayment of short-term borrowings	(129)	(346)
Repurchase of shares of common stock	(1,144)	(1,249)
Cash dividends paid on common stock	(353)	(248)
Dividends paid to noncontrolling interests	(75)	(80)
Acquisition of noncontrolling interests	(8)	—
Other, net	(9)	(20)
Net Cash Used in Financing Activities	(1,689)	(1,636)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	11	(10)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(217)	(405)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Year	723	1,128
Cash, Cash Equivalents, and Restricted Cash - End of Year	$506	$723

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2024	New Builds	Closures	Acquired	Refranchised	12/31/2025
Company-owned	10,187	1,177	(329)	2	(5)	11,032
Franchisees	1,461	546	(45)	(2)	5	1,965
Total	11,648	1,723	(374)	—	—	12,997

Pizza Hut

	12/31/2024	New Builds	Closures	Refranchised	12/31/2025
Company-owned	3,525	505	(199)	(1)	3,830
Franchisees	199	150	(12)	1	338
Total	3,724	655	(211)	—	4,168

Others

	12/31/2024	New Builds	Closures	12/31/2025
Company-owned	175	54	(31)	198
Franchisees	848	145	(255)	738
Total	1,023	199	(286)	936

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$187	$151	$1,290	$1,162
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	$187	$151	$1,290	$1,162
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$140	$115	$929	$911
Special Items, Net Income –Yum China Holdings, Inc.	—	—	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$140	$115	$929	$911
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.40	$0.30	$2.52	$2.34
Special Items, Basic Earnings Per Common Share	—	—	—	—
Adjusted Basic Earnings Per Common Share	$0.40	$0.30	$2.52	$2.34
Diluted Earnings Per Common Share	$0.40	$0.30	$2.51	$2.33
Special Items, Diluted Earnings Per Common Share	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.40	$0.30	$2.51	$2.33
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	27.0%	27.6%	27.2%	26.7%
Impact on effective tax rate as a result of Special Items	—	—	—	—
Adjusted effective tax rate	27.0%	27.6%	27.2%	26.7%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year Ended
	12/31/2025	12/31/2024	12/31/2025	12/31/2024

Net Income – Yum China Holdings, Inc.	$140	$115	$929	$911
Net income – noncontrolling interests	13	11	75	69
Equity in net (earnings) losses from equity method investments	(3)	(3)	(15)	(5)
Income tax provision	56	47	369	356
Interest income, net	(18)	(29)	(92)	(129)
Investment (gain) loss	(1)	10	24	(40)
Operating Profit	187	151	1,290	1,162
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	187	151	1,290	1,162
Depreciation and amortization	114	121	448	476
Store impairment charges	17	20	42	49
Adjusted EBITDA	$318	$292	$1,780	$1,687

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year Ended		% Change
	12/31/2025	12/31/2024	B/(W)		12/31/2025	12/31/2024	B/(W)

Operating Profit	$187	$151	25		$1,290	$1,162	11
Special Items, Operating Profit	—	—			—	—
Adjusted Operating Profit	$187	$151	25		$1,290	$1,162	11
Items Affecting Comparability	—	—			—	—
F/X impact	(2)	—			2	—
Core Operating Profit	$185	$151	23		$1,292	$1,162	11
Total revenues	2,823	2,595	9		11,797	11,303	4
F/X impact	(43)	—			(15)	—
Total revenues, excluding the impact of F/X	$2,780	$2,595	7		$11,782	$11,303	4
Core OP margin	6.6%	5.8%	0.8	ppts.	11.0%	10.3%	0.7	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 12/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,087	$529	$11	$—	$—	$2,627
Franchise fees and income	19	3	3	—	—	25
Revenues from transactions with franchisees(2)	18	2	20	86	—	126
Other revenues	1	6	225	19	(206)	45
Total revenues	$2,125	$540	$259	$105	$(206)	$2,823
Company restaurant expenses	1,795	478	13	—	(1)	2,285
General and administrative expenses	74	31	7	57	—	169
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	14	1	19	86	—	120
Other operating costs and expenses	—	6	218	19	(205)	38
Closures and impairment expenses, net	11	3	1	—	—	15
Total costs and expenses, net	1,902	520	258	162	(206)	2,636
Operating Profit (Loss)	$223	$20	$1	$(57)	$—	$187

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 12/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$223	$20	$1	$(57)	$—	$187
Less:
Franchise fees and income	19	3	3	—	—	25
Revenues from transactions with franchisees(2)	18	2	20	86	—	126
Other revenues	1	6	225	19	(206)	45
Add:
General and administrative expenses	74	31	7	57	—	169
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	14	1	19	86	—	120
Other operating costs and expenses	—	6	218	19	(205)	38
Closures and impairment expenses, net	11	3	1	—	—	15
Restaurant profit (loss)	$292	$51	$(2)	$—	$1	$342
Company sales	2,087	529	11	—	—	2,627
Restaurant margin	14.0%	9.9%	(15.6)%	N/A	N/A	13.0%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 12/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$223	$20	$1	$(57)	$—	$187
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$223	$20	$1	$(57)	$—	$187
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(3)	—	—	1	—	(2)
Core Operating Profit (Loss)	$220	$20	$1	$(56)	$—	$185

	Quarter Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,923	$500	$11	$—	$—	$2,434
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	14	1	16	70	—	101
Other revenues	1	7	164	16	(150)	38
Total revenues	$1,954	$510	$195	$86	$(150)	$2,595
Company restaurant expenses	1,668	452	13	—	—	2,133
General and administrative expenses	65	30	8	53	—	156
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	13	1	15	69	—	98
Other operating costs and expenses	1	6	159	16	(150)	32
Closures and impairment expenses, net	8	6	3	—	—	17
Total costs and expenses, net	1,762	496	198	138	(150)	2,444
Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151
Less:
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	14	1	16	70	—	101
Other revenues	1	7	164	16	(150)	38
Add:
General and administrative expenses	65	30	8	53	—	156
Franchise expenses	7	1	—	—	—	8
Expenses for transactions with franchisees(2)	13	1	15	69	—	98
Other operating costs and expenses	1	6	159	16	(150)	32
Closures and impairment expenses, net	8	6	3	—	—	17
Restaurant profit (loss)	$255	$48	$(2)	$—	$—	$301
Company sales	1,923	500	11	—	—	2,434
Restaurant margin	13.3%	9.3%	(13.1)%	N/A	N/A	12.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$192	$14	$(3)	$(52)	$—	$151

	Year Ended 12/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$8,717	$2,282	$40	$—	$—	$11,039
Franchise fees and income	81	10	13	—	—	104
Revenues from transactions with franchisees(2)	69	7	79	347	—	502
Other revenues	4	25	802	71	(750)	152
Total revenues	$8,871	$2,324	$934	$418	$(750)	$11,797
Company restaurant expenses	7,203	1,990	45	—	(2)	9,236
General and administrative expenses	260	110	30	181	—	581
Franchise expenses	36	4	1	—	—	41
Expenses for transactions with franchisees(2)	58	6	73	344	—	481
Other operating costs and expenses	3	23	783	71	(748)	132
Closures and impairment expenses, net	26	8	3	—	—	37
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	7,586	2,141	935	595	(750)	10,507
Operating Profit (Loss)	$1,285	$183	$(1)	$(177)	$—	$1,290

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year Ended 12/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,285	$183	$(1)	$(177)	$—	$1,290
Less:
Franchise fees and income	81	10	13	—	—	104
Revenues from transactions with franchisees(2)	69	7	79	347	—	502
Other revenues	4	25	802	71	(750)	152
Add:
General and administrative expenses	260	110	30	181	—	581
Franchise expenses	36	4	1	—	—	41
Expenses for transactions with franchisees(2)	58	6	73	344	—	481
Other operating costs and expenses	3	23	783	71	(748)	132
Closures and impairment expenses, net	26	8	3	—	—	37
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,514	$292	$(5)	$—	$2	$1,803
Company sales	8,717	2,282	40	—	—	11,039
Restaurant margin	17.4%	12.8%	(13.7)%	N/A	N/A	16.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year Ended 12/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,285	$183	$(1)	$(177)	$—	$1,290
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,285	$183	$(1)	$(177)	$—	$1,290
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	1	—	1	—	2
Core Operating Profit (Loss)	$1,285	$184	$(1)	$(176)	$—	$1,292

	Year Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$8,375	$2,223	$53	$—	$—	$10,651
Franchise fees and income	69	8	17	—	—	94
Revenues from transactions with franchisees(2)	55	5	71	289	—	420
Other revenues	10	24	648	64	(608)	138
Total revenues	$8,509	$2,260	$789	$353	$(608)	$11,303
Company restaurant expenses	6,961	1,955	58	—	(2)	8,972
General and administrative expenses	248	110	37	173	—	568
Franchise expenses	32	4	1	—	—	37
Expenses for transactions with franchisees(2)	49	4	65	286	—	404
Other operating costs and expenses	8	22	635	63	(606)	122
Closures and impairment expenses, net	19	12	8	—	—	39
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	7,317	2,107	804	521	(608)	10,141
Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162
Less:
Franchise fees and income	69	8	17	—	—	94
Revenues from transactions with franchisees(2)	55	5	71	289	—	420
Other revenues	10	24	648	64	(608)	138
Add:
General and administrative expenses	248	110	37	173	—	568
Franchise expenses	32	4	1	—	—	37
Expenses for transactions with franchisees(2)	49	4	65	286	—	404
Other operating costs and expenses	8	22	635	63	(606)	122
Closures and impairment expenses, net	19	12	8	—	—	39
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$1,414	$268	$(5)	$—	$2	$1,679
Company sales	8,375	2,223	53	—	—	10,651
Restaurant margin	16.9%	12.0%	(12.1)%	N/A	N/A	15.7%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year Ended 12/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$1,192	$153	$(15)	$(168)	$—	$1,162

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.